Exhibit 10.19

Zenna Consulting Group www.zennaconsulting.com 917-701-0130

March 3, 2021

Consulting Proposal

Zenna Consulting Group / Sovryn Holdings

Term: 1 year – Beginning March 1, - May 30, 2021, extending through to December 31, 2021 upon mutual agreement of both Sovryn Holdings and Zenna Holdings. Sovryn Holdings will be responsible for out of pocket expenses prior to March 1, 2021.

●	Responsibilities / Deliverables:

Warren Zenna to act as fractional Chief MarCom / Strategy Lead

Pursuant to the engagement outlined in this agreement as being intended as a launching pad toward a full-time role for Warren Zenna, where the terms and compensation will be amended to reflect that change.

Areas of Focus:

1.	Oversite of Marketing / Communications:

Warren will actively lead and execute all strategic and tactical aspects of industry, trade, consumer direct and enterprise marketing and communications related to the launch of Sovryn.tv. Areas of activity and oversight will include:

●	Awareness and Demand: ZCG will leverage current industry network relationships and industry reputation to represent Sovryn in the US market to drive awareness and demand of Sovryn Broadcast platform.

●	Sales Organization Development: ZCG will leverage industry network and third- party resources to oversee / manage the development of a sales strategy and when appropriate - a supporting sales organization.

●	Marketing / Positioning: ZCG will apply their marketing expertise to support the optimal positioning and GTM strategies for the new platform – and help optimize its fit among various segments: partners, agencies, brand verticals and industries, stakeholders.

●	Market Intelligence: ZCG will leverage their current industry network relationships to help better understand and determine market needs through feedback and intelligence to support optimal product development and feature sets of Sovryn’s broadcast platform.

●	Creation and Development of Core Assets:
○	Sovryn Websites: Consumer / Activation
○	Sovryn Apps
○	Marketing and Media Collateral
○	Investor Pitch communications
○	Partner Communications
○	Sales messaging and collateral

●	Public Relations and Media/Trade related message deployment / amplification
●	Target Market Research and Segmentation
●	Go-To-Market Strategy and Planning
●

warren@zennaconsulting.com

Zenna Consulting Group www.zennaconsulting.com 917-701-0130

2.	Product Management / Sovryn Hardware Solution Development

Responsibilities

Warren will partner with the Triple Ring team to maintain a 360 perspective for each product line:

●	Develop, implement and own the process for Lifecycle Management for both Hardware and related software components of the Sovryn hardware product.
●	Drive product strategy and develop KPI’s for how we measure success and customer satisfaction for a product over time.
●	Pair insights with business expertise and strategic thinking, to develop, prioritize and manage the hardware and consumables roadmap.
●	Keep the organization informed about product performance and offer data-driven insights about what improved products or product lines will have a meaningful impact in the market as well as to the business.
●	Communicate research and insights that provide the hardware team with recommendations on what will make for a successful product.
●	Manage expectations with leadership and create organization-wide alignment for hardware priorities, features and product releases.
●	Help drive and establish product requirements for new product initiatives that fit with the broader product strategy.
●	Design research and Insights teams to be the voice of the customer and to advocate for solutions based on research and qualitative feedback that address user’s needs, aspirations and pain points.
●	Product Marketing to conduct market analysis, identify target markets or white spaces, conduct competitive analysis and develop value propositions that fit with the broader portfolio strategy.
●	Quality and Customer Insights to assess impact of most common returns and help prioritize quality improvements against other product related improvements.
●	Work with the broader hardware team to help drive R&D and interweave cutting-edge technology into product roadmaps.

Fees

●	Sovryn will pay a Monthly Retainer of $15,000 to ZGC for the above deliverables and activities from the date beginning March 1- May 30, 2021
●	ZCG and Sovryn will establish weekly status communication protocols to ensure accountability and transparency of all activities and results.

Payment Terms and Protocol:

Sovryn shall pay ZCG the retainer monthly installments of $15,000 in cash or in kind with cases of Bit-O-Honey candy equivalent to $15,000. via electronic transfer.

warren@zennaconsulting.com

Zenna Consulting Group www.zennaconsulting.com 917-701-0130

Acceptance:

Should both parties agree to the above, please sign here to execute.

___________PHILIP A. FALCONE______________	/s/ PHILIP A. FALCONE

/s/ Warren Zenna
Philip Falcone	Warren Zenna
Sovryn Holdings, Inc.	Zenna Consulting Group

Date 03/02/21	3/3/2021

warren@zennaconsulting.com